Exhibit 16.1

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

                                                             April 25, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
RE: SOLVIS GROUP, INC.
 FILE REF. NO. 0-30443

We have read the statements that we understand Solvis Group, Inc. will include under Item 4 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such revised statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/S/ Weinberg & Company, P.A.
                                                                        -----------------------------

                                                                                                WEINBERG & COMPANY, P.A.
                                                                                                Certified Public Accountants